Exhibit 99.1
EARNINGS RELEASE
FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140 William W. Harvey, Jr., Executive Vice President and Chief Financial Officer (814) 726-2140
Northwest Bancorp, Inc. Announces Quarterly Earnings and Dividend Declaration
Warren, Pennsylvania July 21, 2008
Northwest Bancorp, Inc. (NasdaqGS: NWSB) announced net income for the quarter ended June 30, 2008 of $14.4 million, or $0.30 per diluted share. This represents an increase of $2.1 million, or 17.4%, over the same quarter last year when net income was $12.3 million, or $0.25 per diluted share. The annualized returns on average shareholders’ equity and average assets for the current quarter were 9.30% and 0.83% compared to 8.21% and 0.73% for the same quarter last year. Net income for the quarter ended June 30, 2008 increased $1.8 million, or 14.4%, compared to the previous quarter ended March 31, 2008.
In making this announcement, William J. Wagner, President and CEO, noted, “We are pleased to report a substantial improvement in earnings during an extremely challenging time for our industry. The changes we have made over the past few years to improve our business model are beginning to positively impact our net interest margin. In addition, our new business focus has provided continued improvement in fee income as we capitalize on new opportunities to generate income from fees and services.”
The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.22 per share payable on August 14, 2008 to shareholders of record as of July 31, 2008.
Net interest income increased by $8.2 million, or 18.1%, for the quarter ended June 30, 2008 compared to the same quarter last year and increased by $5.3 million, or 10.9%, compared to the quarter ended March 31, 2008. The net interest margin for the quarter ended June 30, 2008 was 3.46% compared to 3.02% for the quarter ended June 30, 2007 and 3.24% for the quarter ended March 31, 2008. The increases in net interest income and net interest margin resulted primarily from a decrease in the cost of deposits, which was partially offset by a decrease in the yield on loans and investments. During the declining interest rate environment of the current year, the Company replaced maturing certificates of deposit with long term borrowings from the Federal Home Loan Bank. This strategy not only assisted in lowering the Company’s cost of funds from 3.74% for the quarter ended June 30, 2007 and 3.44% for the quarter ended March 31, 2008 to 2.99% for the quarter ended June 30, 2008, but also improved the Company’s interest rate risk position.
The provision for loan losses increased by $1.3 million, or 64.3%, to $3.4 million for the quarter ended June 30, 2008 compared to $2.1 million for the same quarter last year. Net charge-offs experienced a similar trend and increased to $2.4 million from $1.1 million for the same quarter last year. Loans 90 days or more past due increased $9.9 million, or 16.7%, to $69.0 million during the quarter ended June 30, 2008. This increase in delinquency is primarily attributed to a $10.1 commercial loan relationship that became delinquent in the current quarter. The Company is actively working to resolve the delinquency with this credit and currently does not anticipate a loss. Since the beginning of the current calendar year, loans 90 days or more delinquent have increased from $49.6 million to $69.0 million. This entire increase was resident in the commercial loan portfolio and is attributable to weakening economic conditions in pockets of the Company’s market as well as the receipt of a substantial number of troubled assets from a recent acquisition. Loans that are 90 days or more delinquent in the Company’s retail loan portfolio, which consists of mortgage and consumer loans, has decreased during the same time period.
Mr. Wagner also noted “Although our nonperforming commercial loans have continued to increase, a recent review indicates that the value of these assets remains stable, and we do not anticipate substantial losses at this time. Northwest is committed to reducing the ratio of nonperforming assets and we will continue to be diligent in our oversight of asset quality.”
Earnings in the current quarter were negatively impacted by an after-tax, non-cash impairment charge of $703,000, related to additional write-downs of the Company’s investments in Freddie Mac preferred stock securities and the investment in a trust preferred security issued by another bank. To date, the Company has written down its investment in Freddie Mac preferred securities from $7.5 million to $4.7 million. The Company routinely monitors its investment portfolio for impairment and records write-downs when it has been determined that an impairment is considered other-than-temporary. As of June 30, 2008, there were no other such impairments in its investment portfolio.
Noninterest expense increased by $3.7 million, or 9.8%, to $41.5 million for the quarter ended June 30, 2008 from $37.8 million for the quarter ended June 30, 2007. Approximately 34.0% of this increase related to increases in FDIC insurance expense and the amortization of intangible assets. Federal deposit insurance increased by $885,000 over the previous year as the Company utilized credits in the previous year to offset the assessments. Other significant increases related to compensation and employee benefits which increased $1.9 million or 9.2%, and processing expenses which increased $1.0 million, or 26.4%. These increases resulted primarily from the implementation of strategies focused on improving net interest margin and fee income. Noninterest expense remained flat compared to the quarter ended March 31, 2008.
Net income for the six-month period ended June 30, 2008 of $27.1 million, or $0.56 per diluted share, represents an increase of $3.5 million, or 14.7% compared to net income of $23.6 million, or $0.47 per diluted share, for the six-month period ended June 30, 2007.
The annualized returns on average shareholders’ equity and average assets were 8.72% and 0.79%, respectively, for the current six-month period compared to 7.82% and 0.71%, respectively, in the prior year.
Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bancorp, Inc., through its subsidiary Northwest Savings Bank, currently operates 166 community-banking locations in Pennsylvania, New York, Ohio, Maryland and Florida. Northwest Savings Bank is a full-service financial institution offering a complete line of retail and business banking products as well as investment management and trust services. The Company also operates 50 consumer finance offices in Pennsylvania and New York through its subsidiary, Northwest Consumer Discount Company.
Northwest Bancorp, Inc.’s stock is listed on the NASDAQ Global Select Market. Additional information regarding Northwest Bancorp, Inc. can be accessed on-line at www.northwestsavingsbank.com.
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Forward-Looking Statements — This press release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancorp, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition
(Dollars in thousands, except per share amounts)

	(unaudited)
	June 30,	December 31,
	2008	2007
Assets
Cash and cash equivalents	$98,548	75,905
Interest-earning deposits in other financial institutions	—	153,160
Federal funds sold and other short-term investments	5,811	1,551
Marketable securities available-for-sale (amortized cost of $1,290,881 and $1,125,426)	1,288,291	1,133,367

Total cash, interest-earning deposits and marketable securities	1,392,650	1,363,983

Loans held for sale	3,396	28,412
Mortgage loans - one- to four- family	2,468,293	2,386,506
Home equity loans	1,001,529	973,161
Consumer loans	284,801	272,867
Commercial real estate loans	940,104	845,397
Commercial business loans	343,080	331,063

Total loans receivable	5,041,203	4,837,406
Allowance for loan losses	(43,293)	(41,784)

Loans receivable, net	4,997,910	4,795,622

Federal Home Loan Bank stock, at cost	50,068	31,304
Accrued interest receivable	26,489	27,084
Real estate owed, net	8,407	8,667
Premises and Equipment, net	115,266	110,894
Bank owned life insurance	121,051	118,682
Goodwill	171,363	171,614
Mortgage servicing rights	8,821	8,955
Other intangible assets	9,196	11,782
Other assets	15,112	14,929

Total assets	$6,916,333	6,663,516

Liabilities and Shareholders’ equity
Liabilities:
Noninterest-bearing demand deposits	$393,408	361,102
Interest-bearing demand deposits	731,169	717,991
Savings deposits	1,545,131	1,426,545
Time deposits	2,716,639	3,036,696

Total deposits	5,386,347	5,542,334

Borrowed funds	724,305	339,115
Advances by borrowers for taxes and insurance	33,699	24,159
Accrued interest payable	4,530	4,356
Other liabilities	36,414	32,354
Junior subordinated debentures	108,287	108,320

Total liabilities	6,293,582	6,050,638

Shareholders’ equity:
Preferred stock, $0.10 par value: 50,000,000 shares authorized, no shares issued	—	—
Common stock, $0.10 par value: 500,000,000 shares authorized, 51,210,750 and 51,191,109 issued, respectively	5,121	5,119
Paid-in-capital	216,142	214,606
Retained earnings	477,110	458,425
Accumulated other comprehensive (loss)/ income	(6,199)	816
Treasury stock of 2,742,800 and 2,610,800 shares, respectively, at cost	(69,423)	(66,088)

Total shareholders’ equity	622,751	612,878

Total liabilities and shareholders’ equity	$6,916,333	6,663,516

Equity to assets	9.00%	9.20%
Book value per share	$12.85	$12.62
Closing market price per share	$21.82	$26.57
Full time equivalent employees	1,828	1,805
Number of banking offices	166	166

Northwest Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
Interest income:
Loans receivable	$80,520	76,812	161,409	151,178
Mortgage-backed securities	9,514	7,344	16,684	15,036
Taxable investment securities	3,217	7,887	7,066	15,969
Tax-free investment securities	3,028	3,134	6,021	6,367
Interest-earning deposits	710	3,650	2,506	5,869

Total interest income	96,989	98,827	193,686	194,419

Interest expense:
Deposits	36,451	47,120	79,281	91,744
Borrowed funds	6,972	6,338	12,529	12,571

Total interest expense	43,423	53,458	91,810	104,315

Net interest income	53,566	45,369	101,876	90,104
Provision for loan losses	3,395	2,066	5,689	4,072

Net interest income after provision for loan losses	50,171	43,303	96,187	86,032

Noninterest income:
Service charges and fees	8,153	6,509	15,791	12,517
Trust and other financial services income	1,783	1,560	3,531	3,018
Insurance commission income	583	752	1,163	1,244
Gain on sale of loans, net	—	150	—	634
Gain/ (loss) on sale of real estate owned, net	(254)	(23)	(341)	56
Gain/ (loss) on sale of investments, net	68	—	971	—
Other-than-temporary impairment of investments	(1,152)	—	(1,472)	—
Income from bank owned life insurance	1,177	1,098	2,369	2,167
Mortgage banking income	329	462	671	719
Other operating income	1,120	858	2,139	1,500

Total noninterest income	11,807	11,366	24,822	21,855

Noninterest expense:
Compensation and employee benefits	22,244	20,375	44,966	42,029
Premises and occupancy costs	5,318	5,326	11,043	10,787
Office operations	3,263	3,352	6,520	6,137
Processing expenses	4,715	3,729	8,919	7,280
Advertising	1,430	1,375	2,409	2,499
Federal deposit insurance premiums	1,020	165	1,844	329
Professional services	595	534	1,330	1,063
Amortization of intangible assets	1,284	878	2,586	1,781
Loss on early extinguishment of debt	—	—	705	—
Other expense	1,619	2,043	3,593	3,748

Total noninterest expense	41,488	37,777	83,915	75,653

Income before income taxes	20,490	16,892	37,094	32,234
Income taxes	6,048	4,592	10,030	8,637

Net income	$14,442	12,300	27,064	23,597

Basic earnings per share	$0.30	$0.25	$0.56	$0.48

Diluted earnings per share	$0.30	$0.25	$0.56	$0.47

Return on average equity	9.30%	8.21%	8.72%	7.82%
Return on average assets	0.83%	0.73%	0.79%	0.71%

Basic common shares outstanding	48,359,299	49,280,378	48,344,600	49,516,384
Diluted common shares outstanding	48,559,777	49,600,919	48,583,055	49,808,670

Northwest Bancorp, Inc. and Subsidiaries
Supplementary data
(Dollars in thousands)

	Three months		Six months
	ended June 30,		ended June 30,
	2008	2007	2008	2007
Allowance for loan losses
Beginning balance	42,255	38,039	41,784	37,655
Provision	3,395	2,066	5,689	4,072
Charge-offs	(2,705)	(1,427)	(4,996)	(3,517)
Recoveries	348	307	816	775
Acquisitions	—	2,119	—	2,119

Ending balance	43,293	41,104	43,293	41,104

Net charge-offs to average loans, annualized	0.19%	0.10%	0.17%	0.12%

	June 30,		December 31,
	2008	2007	2007	2006
Nonperforming loans	69,023	37,870	49,610	40,525
Real estate owned, net	8,407	6,700	8,667	6,653

Nonperforming assets	77,430	44,570	58,277	47,178

Nonperforming loans to total loans	1.37%	0.80%	1.03%	0.91%

Nonperforming assets to total assets	1.12%	0.65%	0.87%	0.72%

Allowance for loan losses to total loans	0.86%	0.86%	0.86%	0.85%

Allowance for loan losses to nonperforming loans	62.72%	108.54%	84.22%	92.92%
Reconciliation of the GAAP financial measures to non-GAAP measures:

	Three months		Six months
	ended June 30,		ended June 30,
	2008	2007	2008	2007
GAAP net income	$14,442	12,300	27,064	23,597
Excluding (after-tax):
(Gain) on Visa initial public offering	—	—	(409)	—
Freddie Mac impairment write-down	341	—	536	—
Trust preferred impairment write-down	362	—	362	—
FHLB prepayment of debt penalty	—	—	430	—
Reversal of tax reserves	—	—	(706)	—

Non-GAAP net income	$15,145	12,300	27,277	23,597

Northwest Bancorp, Inc. and Subsidiaries
Supplementary data
(Dollars in thousands)
Loans past due schedule
     (Number of loans and dollar amount of loans)

	June 30,		March 31,		December 31,
	2008		2008		2007		2006
Loans past due 30 days to 59 days:
One- to four- family residential loans	67	$4,698	301	$22,088	361	$27,270	352	$24,078
Consumer loans	819	6,441	839	7,558	1,331	10,550	950	9,096
Multifamily and commercial RE loans	98	25,032	98	20,870	88	11,331	68	7,975
Commercial business loans	67	5,614	88	17,503	70	9,947	60	4,325

Total loans past due 30 days to 59 days	1,051	$41,785	1,326	$68,019	1,850	$59,098	1,430	$45,474

Loans past due 60 days to 89 days:
One- to four- family residential loans	70	$6,035	21	$772	99	$6,077	93	$5,970
Consumer loans	310	2,378	256	1,665	437	2,676	276	2,833
Multifamily and commercial RE loans	44	4,188	49	5,822	41	4,984	26	3,846
Commercial business loans	35	2,472	46	3,533	34	2,550	16	501

Total loans past due 60 days to 89 days	459	$15,073	372	$11,792	611	$16,287	411	$13,150

Loans past due 90 days or more:
One- to four- family residential loans	184	$12,599	185	$12,408	193	$12,542	188	$10,334
Consumer loans	551	6,984	620	7,294	744	7,582	586	4,578
Multifamily and commercial RE loans	117	23,104	114	27,712	105	24,323	75	18,982
Commercial business loans	109	26,336	94	11,739	84	5,163	45	6,631

Total loans past due 90 days or more	961	$69,023	1,013	$59,153	1,126	$49,610	894	$40,525

Average Balance Sheet
(Dollars in Thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Three Months Ended June 30,
	2008				2007
				Avg.				Avg.
	Average			Yield/	Average			Yield/
	Balance		Interest	Cost	Balance		Interest	Cost
ASSETS:
Interest-earning assets:
Loans receivable (a) (b) (d)	$4,957,008		$80,914	6.51%	$4,555,680		$77,106	6.78%
Mortgage-backed securities (c)	$802,465		$9,514	4.74%	$591,116		$7,343	4.97%
Investment securities (c) (d) (e)	$482,682		$7,568	6.27%	$819,891		$12,203	5.95%
FHLB stock	$45,648		$306	2.68%	$33,841		$506	5.98%
Other interest-earning deposits	$139,500		$710	2.01%	$274,275		$3,650	5.26%

Total interest-earning assets	$6,427,303		$99,012	6.15%	$6,274,803		$100,808	6.43%

Noninterest earning assets (f)	$508,488				$462,310

TOTAL ASSETS	$6,935,791				$6,737,113

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Interest-bearing liabilities:
Savings accounts	$783,099		$2,303	1.18%	$810,792		$2,918	1.44%
Interest-bearing demand accounts	$748,735		$1,578	0.85%	$700,052		$2,934	1.68%
Money market accounts	$738,252		$3,363	1.83%	$628,712		$5,832	3.72%
Certificate accounts	$2,830,805		$29,206	4.15%	$3,085,152		$35,435	4.61%
Borrowed funds (g)	$627,431		$5,837	3.74%	$404,414		$4,574	4.54%
Junior subordinated debentures	$108,295		$1,134	4.14%	$103,556		$1,764	6.74%

Total interest-bearing liabilities	$5,836,617		$43,421	2.99%	$5,732,678		$53,457	3.74%

Noninterest bearing liabilities	$477,733				$405,027

Total liabilities	$6,314,350				$6,137,705

Shareholders’ equity	$621,441				$599,408

TOTAL LIABILITIES AND EQUITY	$6,935,791				$6,737,113

Net interest income/ Interest rate spread			$55,591	3.16%			$47,351	2.69%

Net interest-earning assets/ Net interest margin	$590,686			3.46%	$542,125			3.02%

Ratio of interest-earning assets to interest-bearing liabilities	1.10	X			1.09	X

(a)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)	Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)	Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)	Average balances include Fannie Mae and FHLMC stock.

(f)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(g)	Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.

Average Balance Sheet
(Dollars in Thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Six Months Ended June 30,
	2008				2007
				Avg.				Avg.
	Average			Yield/	Average			Yield/
	Balance		Interest	Cost	Balance		Interest	Cost
ASSETS:
Interest-earning assets:
Loans receivable (a) (b) (d)	$4,907,866		$162,191	6.58%	$4,511,499		$151,908	6.76%
Mortgage-backed securities (c)	$688,911		$16,684	4.84%	$606,439		$15,036	4.96%
Investment securities (c) (d) (e)	$502,370		$15,611	6.21%	$849,965		$24,755	5.82%
FHLB stock	$39,174		$717	3.66%	$34,004		$1,009	5.93%
Other interest-earning deposits	$185,255		$2,506	2.68%	$220,441		$5,869	5.29%

Total interest-earning assets	$6,323,576		$197,709	6.23%	$6,222,348		$198,577	6.40%

Noninterest earning assets (f)	$497,741				$433,583

TOTAL ASSETS	$6,821,317				$6,655,931

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Interest-bearing liabilities:
Savings accounts	$767,551		$4,529	1.19%	$808,464		$5,790	1.44%
Interest-bearing demand accounts	$737,138		$3,714	1.01%	$682,230		$5,562	1.64%
Money market accounts	$721,558		$8,628	2.40%	$617,780		$11,369	3.71%
Certificate accounts	$2,913,135		$62,410	4.31%	$3,054,985		$69,023	4.56%
Borrowed funds (g)	$503,179		$9,740	3.89%	$400,752		$9,069	4.56%
Junior subordinated debentures	$108,303		$2,789	5.09%	$103,326		$3,501	6.74%

Total interest-bearing liabilities	$5,750,864		$91,810	3.21%	$5,667,537		$104,314	3.71%

Noninterest bearing liabilities	$449,991				$385,006

Total liabilities	$6,200,855				$6,052,543

Shareholders’ equity	$620,462				$603,388

TOTAL LIABILITIES AND EQUITY	$6,821,317				$6,655,931

Net interest income/ Interest rate spread			$105,899	3.02%			$94,263	2.69%

Net interest-earning assets/ Net interest margin	$572,712			3.35%	$554,811			3.03%

Ratio of interest-earning assets to interest-bearing liabilities	1.10	X			1.10	X

(a)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)	Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)	Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)	Average balances include Fannie Mae and FHLMC stock.

(f)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(g)	Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.